As filed with the Securities and Exchange Commission on September 16, 2016
Registration No.  333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
Independence Contract Drilling, Inc.
(Exact name of registrant as specified in its charter)

Delaware	37-1653648
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11601 North Galayda Street Houston, Texas	77086
(Address of Principal Executive Offices)	(Zip Code)
Amended and Restated Independence Contract Drilling, Inc.
2012 Omnibus Incentive Plan
(Full title of the plan)
Philip A. Choyce
Executive Vice President, Chief Financial Officer
Independence Contract Drilling, Inc.
11601 North Galayda Street, Houston, Texas 77086
(Name and address of agent for service)
(281) 598-1230
(Telephone number, including area code, of agent for service)
Copies to:
David C. Buck
Andrews Kurth LLP
600 Travis Street, Suite 4200
Houston, Texas 77002
(713) 220-4200

Indicate by check mark whether the registrant if a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☑

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum	Amount of
Title of securities	Amount to be	offering price	aggregate offering	registration
to be registered	registered(1)	per share(2)	price	fee
Common Stock, par value $0.01 per share	1,300,000(3)	$4.90	$6,370,000	$641.46

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares as may be necessary to account for adjustment provisions under the Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan, as amended (the “Plan”).

(2)
Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act solely for purposes of calculating the registration fee on the basis of $4.90, which is the average of the high and low trading prices per share of common stock of the Registrant as reported by the New York Stock Exchange on September 15, 2016.

(3)	Represents additional shares available for future grants under, shares underlying options granted under and shares subject to resale issued under, the Plan.

PART I
EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), Independence Contract Drilling, Inc. (“ICD” or the “Company") is filing this registration statement to register 1,300,000 additional shares of its common stock pursuant to the Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan, as amended effective as of June 23, 2016 (as may be further amended from time to time, the “Plan”), not previously registered, including awards that may be issued after the date of this registration statement. The Board of Directors of the Company recommended for approval and, on June 23, 2016, the stockholders of the Company approved an amendment to the Plan that increased the number of shares available for issuance under the Plan from 3,454,000 to 4,754,000.

The contents of the registration statement on Form S-8 of ICD (No. 333-198122) relating to the Plan are incorporated by reference into this registration statement, except that the provisions in Part II of such earlier registration statement are modified as set forth in this registration statement.

PART II
INFORMATION REQUIRED IN THIS REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company incorporates by reference in this registration statement the documents or portions of documents listed below that were previously filed with the Securities Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that any information contained in such filings is deemed “furnished” and not “filed” in accordance with the rules of the Commission:

(1)
the description of the Company’s common stock, par value $0.01 per share contained in the Company’s Registration Statement on Form 8-A, as filed with the Commission on August 5, 2014 (File No. 001-36590), and any amendment or report filed for the purpose of updating that description;

(2)	the Company’s Annual Report on Form 10-K filed on February 18, 2016;

(3)	the Company’s Quarterly Reports on Form 10-Q filed on April 28, 2016 and July 28, 2016; and

(4)
the Company’s Current Reports on Form 8-K filed on February 11, 2016, February 18, 2016, March 8, 2016, March 22, 2016, April 14, 2016, April 20, 2016, April 26, 2016, April 28, 2016, June 10, 2016, June 24, 2016, June 27, 2016, July 28, 2016, August 10, 2016, August 15, 2016 and August 23, 2016.

All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K), subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit Number	Description

4.1+	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-36590) filed on August 13, 2014).

4.2+	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-196914) filed on July 18, 2014).

4.3+
Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A (File No. 333-196914) filed on July 18, 2014).

4.4+
Amendment No.1 to Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36590) filed on June 24, 2016).

5.1*	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

+	Incorporated by reference.
*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of September, 2016.

By:	/s/ Philip A. Choyce
Philip A. Choyce
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Independence Contract Drilling, Inc., a Delaware corporation, do hereby constitute and appoint Byron A. Dunn and Philip A. Choyce, and each of them, the lawful attorneys-in-fact and agents with full power of substitution, each with power to act alone, and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thomas R. Bates, Jr.	Chairman of the Board	September 16, 2016
Thomas R. Bates, Jr.

/s/ Byron A. Dunn	Director, President and Chief Executive Officer	September 16, 2016
Byron A. Dunn

/s/ Philip A. Choyce	Executive Vice President, Chief Financial Officer,	September 16, 2016
Philip A. Choyce	Treasurer and Secretary

/s/ Michael J. Harwell	Vice President—Finance and Chief Accounting Officer	September 16, 2016
Michael J. Harwell

/s/ Matthew D. Fitzgerald	Director	September 16, 2016
Matthew D. Fitzgerald

/s/ Daniel F. McNease	Director	September 16, 2016
Daniel F. McNease

/s/ Tighe Noonan	Director	September 16, 2016
Tighe Noonan

EXHIBIT INDEX

Exhibit Number	Description

4.1+	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K (File No. 001-36590) filed on August 13, 2014).

4.2+	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company’s Registration Statement on Form S-1 (File No. 333-196914) filed on July 18, 2014).

4.3+
Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A (File No. 333-196914) filed on July 18, 2014).

4.4+
Amendment No.1 to Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-36590) filed on June 24, 2016).

5.1*	Opinion of Andrews Kurth LLP as to the legality of the securities being registered.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Andrews Kurth LLP (included as part of Exhibit 5.1 hereto).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

+	Incorporated by reference.
*	Filed herewith.